Exhibit 99.77O

N-SAR FILING
THRIVENT MUTUAL FUNDS

Transactions Effected Pursuant to Rule 10f-3
For the six months period ending April 30, 2011

Fund	Trade Date	CUSIP / ISIN	Issuer	144A	Price	Par/ Amount	Issuer Size	Percent	Broker	Participating Underwriters	Selling Concession
THRIVENT PARTNER MID CAP VALUE FUND	01/20/2011	316773100	FIFTH THIRD BANCORP	Y	14.00	30,809	121,428,572	0.0254%	JP MORGAN CHASE	ALADDIN CAPITAL, BOFA MERRILL LYNCH, CITIBANK, CREDIT SUISSE AG, DEUTSCHE BANK SECURITIES, GOLDMAN SACHS & CO., JP MORGAN SECURITIES, KEEFE BRUYETTE & WOODS, SANDLER O’NEILL & PARTNERS	Underwriting commission $0.4200
THRIVENT PARTNER MID CAP VALUE FUND	03/10/2011	G94368100	WARNER CHILCOTT PLC-CL A	Y	23.25	24,427	25,000,000	0.0977%	BLOOMBERG TRADEBOOK, JP MORGAN CHASE & CO, MORGAN STANLEY & CO INC
BOFA MERRILL LYNCH, CITIBANK NA, CREDIT SUISSE INTERNATIONAL, DEUTSCHE BANK SECURITIES, GOLDMAN SACHS & CO., JP MORGAN SECURITIES, WELLS FARGO SECURITIES, MORGAN STANLEY & CO INC, RBC CAPITAL MARKETS, UBS INVESTMENT BANK
											Underwriting commission $0.8137
THRIVENT PARTNER MID CAP VALUE FUND	04/11/2011	69351T106	PPL CORPORATION	Y	25.30	7,760	80,000,000	0.0097%	CREDIT SUISSE	BOFA MERRILL LYNCH, BARCLAYS CAPITAL, CREDIT SUISSE, MORGAN STANLEY, WELLS FARGO SECURITIES	Underwriting commission $0.7590
THRIVENT WORLDWIDE ALLOCATION FUND	02/03/2011	89378TAB9	TRANSNET LTD 4.500% 02/10/2016	Y	99.443	200,000	750,000,000	0.027%	BARCLAYS CAPITAL	BARCLAYS CAPITAL, GOLDMAN SACHS INTERNATIONAL	Underwriting spread 0.075%